UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 29, 2014, The ExOne Company, a Delaware corporation (the “Company”), through its wholly-owned subsidiary ExOne KK, purchased a facility located in Odawara-shi, Kanagawa-ken, Japan from Dusty YK for an aggregate purchase price of approximately $4,250,000 (excluding applicable consumption taxes) pursuant to a Real Estate Sale and Purchase Agreement dated May 29, 2014 (the “Purchase Agreement”). The facility consists of approximately 75,144 square feet of land and a 18,882 square foot building. The closing of the acquisition took place simultaneously upon execution of the Purchase Agreement. The new facility will be used for a combination of office space and to expand our existing production service center in Japan. To fund the acquisition, the Company used a portion of the net proceeds from its initial public offering of common stock that was completed in February 2013.

The description set forth above regarding the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of those agreements and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of The ExOne Company or any of its subsidiaries or affiliates or the assets sold. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Real Estate Sale and Purchase Agreement, dated as of May 29, 2014, by and between Dusty YK and ExOne KK (Certain schedules and other attachments to this exhibit were omitted. We agree to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EXONE COMPANY

By:	/s/ Brian W. Smith
Brian W. Smith
Chief Financial Officer

Dated: June 2, 2014

Exhibit Index

Number	Exhibit

2.1	Real Estate Sale and Purchase Agreement, dated as of May 29, 2014, by and between Dusty YK and ExOne KK (Certain schedules and other attachments to this exhibit were omitted. We agree to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.)